UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 4, 2014)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 4, 2014, in connection with the appointment of Sean Maher to the Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company”), as described below under Item 5.02, the Company entered into the Indemnification Agreement (the “Indemnification Agreement”) with Mr. Maher (the “Indemnitee”). The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s directors or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Director

On November 4, 2014, Sean Maher was appointed to the Board.  The Board determined Mr. Maher to be independent under the rules of the New York Stock Exchange (“NYSE”) and qualified to serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board under the rules of the NYSE and the Securities and Exchange Commission, to which committees Mr. Maher was appointed concurrently with his appointment as director. Mr. Maher was also appointed as the Co-Chairperson of the Audit Committee. The Board has assigned Mr. Maher to Class I, for which the term of office expires on the date of the Company’s 2016 annual meeting of stockholders.

Mr. Maher, 41, is the Senior Portfolio Manager of RCH Energy, an investment management firm, which he joined in June of 2008. From 2006 until joining RCH Energy, Mr. Maher was an Executive Director at Morgan Stanley and the Head of Master Limited Partnership and Integrated Natural Gas Research. From 2001 to 2006, Mr. Maher was a member of the Integrated Oils and Independent Refining Equity Research team for Morgan Stanley. From 1999 to 2001, Mr. Maher was an analyst in the Energy Investment Banking team at Morgan Stanley. Mr. Maher began his career at Morgan Stanley in 1997 within the Financial Reporting and Controllers Group that covered the Investment Banking business; inclusive of Mergers & Acquisitions, Equity Capital Markets, Debt Capital Markets and Private Equity. Mr. Maher received both his Bachelor of Business Administration in Finance in 1995 and his Master of Business Administration in Finance and Accounting in 1996 from Saint Bonaventure University.

There are no arrangements or understandings between Mr. Maher and any other person pursuant to which Mr. Maher was appointed to serve as a director of the Company. There are no transactions in which Mr. Maher had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his appointment as a director, the Board awarded 5,769 shares of restricted common stock to Mr. Maher (the “Director Grant”), pursuant to the Sanchez Energy Corporation Amended and Restated 2011 Long Term Incentive Plan (the “Plan”).

The Director Grant was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) and is incorporated herein by reference, and will vest on June 1, 2015. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in the Plan), the shares of restricted common stock will vest automatically. In addition, in the event of Mr. Maher’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the respective shares of restricted common stock.

The press release announcing Mr. Maher’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

10.1	Indemnification Agreement, dated as of November 4, 2014, between Sanchez Energy Corporation and Sean Maher.

10.2

Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).

99.1	Press release, dated November 6, 2014, announcing Sean Maher’s appointment to the Board of Directors of Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 6, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Indemnification Agreement, dated as of November 4, 2014, between Sanchez Energy Corporation and Sean Maher.

10.2

Form of Restricted Stock Agreement for non-employee directors (previously filed as Exhibit 10.2 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).

99.1	Press release, dated November 6, 2014, announcing Sean Maher’s appointment to the Board of Directors of Sanchez Energy Corporation.